    As filed with the Securities and Exchange Commission on December 19, 1997

                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        INVESTMENT TECHNOLOGY GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3757717
                      (I.R.S. Employer Identification No.)

         380 Madison Avenue
              4th Floor
             New York, NY                                               10017
(Address of Principal Executive Offices)                              (Zip Code)

         INVESTMENT TECHNOLOGY GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                               TIMOTHY H. HOSKING
              Senior Vice President, General Counsel and Secretary
                        Investment Technology Group, Inc.
                               380 Madison Avenue
                                    4th Floor
                               New York, NY 10017
                     (Name and Address of Agent For Service)

                                 (212) 444-6363
          (Telephone Number, Including Area code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

      Title Of             Amount           Proposed Maximum      Proposed Maximum
  Securities To Be          To Be            Offering Price      Aggregate Offering         Amount Of
   Registered (1)        Registered (1)        Per Share               Price            Registration Fee
   --------------        --------------        ---------               -----            ----------------
Common Stock, $.01
par value                   250,000             $30.25 (2)           $7,562,500           $2,230.94 (3)

(1) This registration statement (the "Registration Statement") covers shares of Common Stock, $.01 par value, of Investment Technology Group, Inc. (the "Company") which may be offered and sold from time to time pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on December 18, 1997, as reported in the Nasdaq National Market.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: $295 per $1,000,000 of proposed maximum aggregate offering price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEM 1.  PLAN INFORMATION.

                  Omitted as permitted pursuant to Rule 428 and Form S-8.


         ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Omitted as permitted pursuant to Rule 428 and Form S-8.

                                     PART II

                      INFORMATION REQUIRED IN REGISTRATION
                                    STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of Investment Technology Group, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Quarterly Reports on Form 10-Q for the Company's fiscal quarters ended March 28, 1997, June 27, 1997, and September 26, 1997, filed pursuant to Section 13(a) of the Exchange Act.

         (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-1 (Registration Number 33-76474, filed with the Commission on March 15, 1994), incorporated by reference in the Company's Form 8-A (filed with the Commission on March 16, 1994), including any other amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether or not the power to indemnify is provided by the statute.

         Article Seven of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's directors and officers are covered by insurance policies insuring against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

         4(a) Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Number 33-76474, filed with the Commission on March 15, 1994 (the "Form S-1 Registration Statement")).

         4(b)     By-laws of the Company (incorporated by reference to Exhibit
                  3.2 to the Form S-1 Registration Statement, filed with the Commission on March 15, 1994).

         5 Opinion of Steven C. Root, Esq., with respect to the legality of securities being registered.

         23(a)    Consent of KPMG Peat Marwick LLP.

         23(b)    Consent of Steven C. Root, Esq. (included in Exhibit 5).

         24 Powers of Attorney (included on the signature pages of this Part II).


ITEM 9.  UNDERTAKINGS.

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of December, 1997.

                                    INVESTMENT TECHNOLOGY GROUP, INC.



                                    By: /s/ SCOTT P. MASON
                                       -------------------------------------
                                                  Scott P. Mason
                                       President and Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Scott P. Mason, President and Chief Executive Officer of the Company, and Timothy H. Hosking, Senior Vice President, General Counsel and Secretary of the Company, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, or his substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                    POSITION                            DATE
/s/      SCOTT P. MASON                      Director, President and Chief       December 19, 1997
-------------------------------------        Executive Officer
         Scott P. Mason                      (Principal Executive Officer)


/s/      JOHN R. MACDONALD                   Senior Vice President and           December 19, 1997
-------------------------------------        Chief Financial Officer
         John R. MacDonald                   (Principal Financial Officer and
                                             Principal Accounting Officer)

/s/      RAYMOND L. KILLIAN, JR.             Chairman of the Board and           December 19, 1997
-------------------------------------        Director
         Raymond L. Killian, Jr.

         SIGNATURE                                    POSITION                            DATE

/s/      FRANK E. BAXTER                     Director                            December 19, 1997
-------------------------------------
         Frank E. Baxter

/s/      RICHARD G. DOOLEY                   Director                            December 19, 1997
-------------------------------------
         Richard G. Dooley

/s/      WILLIAM I. JACOBS                   Director                            December 19, 1997
-------------------------------------
         William I. Jacobs

/s/      ROBERT L. KING                      Director                            December 19, 1997
-------------------------------------
         Robert L. King

/s/      MICHAEL L. KLOWDEN                  Director                            December 19, 1997
-------------------------------------
         Michael L. Klowden

/s/      DALE A. PROUTY                      Director                            December 19, 1997
-------------------------------------
         Dale A. Prouty

/s/      MARK A. WOLFSON                     Director                            December 19, 1997
-------------------------------------
         Mark A. Wolfson

                                  EXHIBIT INDEX

Exhibit
Number            Description

4(a) Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Number 33-76474, filed with the Commission on March 15, 1994 (the "Form S-1 Registration Statement")).

4(b) By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement, filed with the Commission on March 15,
         1994).

5 Opinion of Steven C. Root, Esq., with respect to the legality of securities being registered.

23(a)    Consent of KPMG Peat Marwick LLP.

23(b)    Consent of Steven C. Root, Esq. (included in Exhibit 5).

24 Powers of Attorney (included on the signature pages of Part II of the Registration Statement).